deWaardKramer
accountants

OMNICOMM PROMASYS B.V.
AT LEIDEN

Interim financial statements 2013

deWaardKramer accountants

CONTENTS

FINANCIAL REPORT

deWaardKramer
accountants

Bezoekadres:
Van Ruysdaellaan 65
2264 TK Leidschendam

T: +31 (0)70 320 92 00
F: +31 (0)70 320 31 28
info@dewaardkramer.nl

Beconnummer: 212143
KvK nr: 61075914
NL34INGB0006.5058.77

To the directors of
OmniComm Promasys B.V.
Zernikedreef 10
2333 CL Leiden

Reference	1152050/RK
Date	August 27, 2014

Dear directors and shareholders,

We hereby send you the report regarding the interim financial statements for the year 2013 of OmniComm Promasys B.V. .

1 REVIEW REPORT

Review

We have reviewed the interim financial statements of OmniComm Promasys B.V., Leiden, for the year 2013. Management is responsible for the preparation of the interim financial statements in accordance with Part 9 of Book 2 of the Dutch Civil Code. Our responsibility is to issue a review report on these interim financial statements.

Scope

We conducted our review in accordance with Dutch Law, including the Dutch Standard 2400 "Engagements to review financial statements". This requires that we plan and perform the review to obtain moderate assurance about whether the financial statements are free of material misstatement. A review is limited primarily to inquiries of company personnel and analytical procedures applied to financial data and therefore provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the accompanying financial statements do not give a true and fair view of the financial position of OmniComm Promasys B.V. as at September 30, 2013, and of its results for the year then ended in accordance with Part 9 of Book 2 of the Dutch Civil Code.

2 FISCAL POSITION

2.1 Taxable amount 2013

The taxable amount for 2013 has been calculated as follows:

	2013
	€
Result before taxes	35,871
Offsettable losses	-35,871
Taxable amount 2013	-

No corporate income tax is due over the taxable amount.

2.2 Tax losses available for set-off

As per September 30, 2013 the compensable losses amount to € 331,172.
These losses can be compensated within a term of nine years with future fiscal profits.
The losses to be settled have not been valued due to the uncertainty of future tax profit possibilities.

2.2.1 Offsettable losses

	Offsettable claim as of January 1, 2013	Utilized in 2013	Offsettable claim as of September 30, 2013
	€	€	€
2004	50,854	-35,871	14,983
2005	27,382	-	27,382
2007	602	-	602
2009	97,961	-	97,961
2010	25,847	-	25,847
2012	164,397	-	164,397
	367,043	-35,871	331,172

We trust to have been of service. Should you have questions or comments, we are available to provide a more detailed explanation.

Yours sincerely,
deWaardKramer accountants

P.F.J.W.T. van Amelsvoort
Registeraccountant

FINANCIAL STATEMENTS

1 BALANCE SHEET AS PER SEPTEMBER 30, 2013
(after appropriation of the profit)

		September 30, 2013		September 30, 2012	
		€	€	€	€
ASSETS					
Fixed assets					
Intangible fixed assets	(1)		182,366		95,725
Tangible fixed assets	(2)				
Other fixed operating assets			2,555		2,098
			184,921		97,823
Current assets					
Receivables, prepayments and accrued income	(3)				
Trade receivables		109,006		90,352	
Taxes and social securities		46,314		5,243	
Other receivables, deferred assets		14,425		82,475	
			169,745		178,070
Cash and cash equivalents			193,814		5,792
			548,480		281,685

		September 30, 2013		September 30, 2012	
		€	€	€	€
EQUITY AND LIABILITIES					
Equity	(4)				
Issued share capital		18,000		18,000	
Share premium reserve		115,094		115,094	
Other reserves		-329,906		-330,498	
			-196,812		-197,404
Current liabilities	(5)				
Trade creditors		515,563		192,441	
Other liabilities and Accruals and deferred income		229,729		286,648	
			745,292		479,089
			548,480		281,685

2 PROFIT AND LOSS ACCOUNT 2013

		1-1-13 until 30-9-13		1-1-12 until 30-9-12	
		€	€	€	€
Net turnover	(6)	484,976		245,216	
Cost price		79,603		30,739	
Gross turnover result			405,373		214,477
Expenses					
Employee expenses	(7)	291,077		287,788	
Amortisation and depreciation	(8)	25,367		16,275	
Other operating expenses	(11)	47,045		37,075	
			363,489		341,138
Operating result			41,884		-126,661
Interest and similar income		15		4	
Movement of value of fixed asset receivable and securities		-4,783		-1,106	
Interest and similar expenses		-1,245		-1,355	
Financial income and expenses			-6,013		-2,457
Result from general operations before tax			35,871		-129,118
Taxation on result from general operations			-		-
Result after tax			35,871		-129,118

3 NOTES TO THE STATEMENTS

GENERAL

Activities

The activities of OmniComm Promasys B.V. mainly consist of the development and marketing of clinical trial software and related services designed specifically for academic research and investigator initiated trials. OmniComm Promasys B.V. has its registered office at Zernikedreef 10, Leiden, Netherlands.

Group structure

OmniComm Promasys B.V. forms part of the Omnicomm Group of companies. The Company is owned by OmniComm Systems, Inc, USA.

GENERAL ACCOUNTING PRINCIPLES FOR THE PREPARATION OF THE ANNUAL ACCOUNTS

The annual accounts have been prepared in accordance with Title 9 Book 2 of the Dutch Civil Code. The annual accounts have been prepared based on the historical cost. Valuation of assets and liabilities and determination of the result takes place under the historical cost convention.

Assumption of continuity

OmniComm Promasys B.V. has an equity deficit of € 196.812 as at 30 September, 2013. The result for 2013 amounted to € 35,871. The deficit is fully funded by borrowings, including intercompany creditors. The Company's ability to continue as a going concern is highly contingent on the willingness of new shareholder OmniComm Systems Inc. to provide sufficient funds. This shareholder confirmed to provide these funds for at least one year after balance sheet date. In view of this, the accounting policies used in these financial statements are based on the expectation that the Company will be able to continue as a going concern.

Estimates

The preparation of financial statements in conformity with the relevant rules requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group's accounting policies. If necessary for the purposes of providing the view required under Section 362(1), Book 2, of the Dutch Civil Code, the nature of these estimates and judgments, including the related assumptions, is disclosed in the notes to the financial statement items in question.

Financial instruments

Financial instruments are both primary financial instruments, such as receivables and payables, and financial derivatives. For the principles of primary financial instruments, reference is made to the treatment per balance sheet item.

The company does not use derivatives.

PRINCIPLES OF VALUATION OF ASSETS AND LIABILITIES

Impairment

At each balance sheet date, the Company tests whether there are any indications of assets being subject to impairment. If any such indications exist, the recoverable amount of the asset is determined. If this proves to be impossible, the recoverable amount of the cash generating unit to which the asset belongs is identified. An asset is subject to impairment if its carrying amount exceeds its recoverable amount; the recoverable amount is the higher of an asset's fair value less costs to sell and value in use.

Intangible fixed assets

Intangible fixed assets are presented at cost less accumulated amortisation and, if applicable, less impairments in value. Amortisation is charged as a fixed percentage of cost, as specified in more detail in the notes to the balance sheet. The useful life and the amortisation method are reassessed at the end of each financial year.

Tangible fixed assets

Tangible fixed assets are presented at acquisition price less cumulative depreciation and, if applicable, less impairments in value. Depreciation is based on the estimated useful life and calculated as a fixed percentage of cost, taking into account any residual value. Depreciation is provided from the date an asset comes into use.

Receivables and deferred assets

Upon initial recognition the receivables on and loans to participations and other receivables are valued at fair value and then valued at amortised cost, which equals the face value, after deduction of any provisions. The fair value and amortised cost equal the face value. Any provisions for the risk of doubtful debts are deducted. These provisions are determined based on individual assessment of the receivables.

Cash and cash equivalents

The cash is valued at face value. If cash equivalents are not freely disposable, then this has been taken into account in the valuation.

Liabilities

Liabilities are valued at nominal value, unless determined differently.

PRINCIPLES FOR THE DETERMINATION OF THE RESULT

General

The result is defined as the difference between the revenue from goods delivered and services performed on one hand and, on the other hand, the costs and expenses for that year, valued at historical costs.

Determination of the result

Profit or loss is determined as the difference between the realizable value of services rendered, and the costs and other charges for the year. Revenues on transactions are recognized in the year in which they are realized.

Net turnover

The net turnover consists of revenue from services provided during the reporting period after deducting discounts, rebates and value added taxes. Revenue regarding the instalment of software is recognized when the software is operational. License fees are taken as income in the P&L when granted. Other revenue is recognized pro-rata over the period for which services are provided to customers.

Cost price

The cost price consists of sales commissions and licensing and hosting costs on behalf of clients.

Amortisation and depreciation

The depreciation of the intangible fixed assets is calculated using fixed percentages of the purchase price or the research and development costs.
The depreciation on tangible fixed assets is calculated by using a fixed rate on the acquisition cost based on the expected life cycle. Financial profit and losses on disposal of tangible fixed assets are recorded under amortization/depreciation.

Financial income and expenses

Financial income and expenses comprise interest income and expenses for loans (issued and received) during the current reporting period.

Taxes

Corporate income tax is calculated at the applicable rate on the result for the financial year, taking into account permanent differences between profit calculated according to the annual account and profit calculated for taxation purposes, and with which deferred tax assets (if applicable) are only valued insofar as their realisation is likely.

4 NOTES TO THE BALANCE SHEET AS OF SEPTEMBER 30, 2013

ASSETS

FIXED ASSETS

1. Intangible fixed assets

	Research and development costs software
	€
Book value as of January 1, 2013	101,504
Investments	105,494
Amortization	-24,632
Book value as of September 30, 2013	182,366
Purchase price	373,929
Cumulative depreciation and impairment	-191,563
Book value as of September 30, 2013	182,366

Amortisation rates

	%
Research and development costs software	20

2. Tangible fixed assets

	Other fixed operating assets
	€
Book value as of January 1, 2013	
Purchase price	9,794
Cumulative depreciation and impairment	-8,095
	1,699
Movement	
Investments	1,591
Depreciation	-735
	856
Book value as of September 30, 2013	
Purchase price	11,385
Cumulative depreciation and impairment	-8,830
	2,555

Depreciation rates

	%
Other fixed operating assets	20

CURRENT ASSETS

3. Receivables, prepayments and accrued income

	9/30/2013	9/30/2012
	€	€
Trade receivables		
Trade debtors	116,888	98,234
Doubtful debtor provision	-7,882	-7,882
	109,006	90,352
Taxes and social securities		
Turnover tax	46,314	5,243

	9/30/2013	9/30/2012
	€	€
Deferred assets group		
Turnover to be invoiced	9,950	75,087
Pre-paid costs	4,475	7,388
	14,425	82,475

EQUITY AND LIABILITIES

4. Equity

	9/30/2013	9/30/2012
	€	€
Issued share capital		
Subscribed and paid up 18,000 ordinary shares at par value € 1.00	18,000	18,000

The statutory share capital amounts to € 90,000.

	2013	2012
	€	€
Share premium reserve		
Balance value as of January 1	115,094	115,094
Movement	-	-
Balance value as of September 30	115,094	115,094
Other reserves		
Balance value as of January 1	-365,777	-201,380
Allocation of financial year result	35,871	-129,118
Balance value as of September 30	-329,906	-330,498

5. Current liabilities

Other liabilities and Accruals and deferred income

	9/30/2013	9/30/2012
	€	€
Accruals and deferred income		
Audit costs	3,000	1,000
Deferred revenue	142,448	51,949
Sales commission	26,296	11,250
Cross-charged costs payable CHDR	-	179,399
Management fees	18,000	24,000
Other liabilities and accrued expenses	39,985	19,050
	229,729	286,648

5 NOTES TO THE PROFIT AND LOSS ACCOUNT 2013

6. Net turnover

The revenues increased in 2013 compared to 2012 with 97.8 %.

	2013	2012
	€	€
7. Employee expenses		
Wages and salaries	290,869	287,650
Other personnel costs	208	138
	291,077	287,788
Wages and salaries		
Temporary workers	44,620	45,180
Allocated labour costs	246,249	242,470
	290,869	287,650

Staff

During the 2013 financial year the company had no employees. Personnel was on loan from former shareholder CHDR and/or related parties.

	2013	2012
8. Amortisation and depreciation		
Intangible fixed assets	24,632	14,816
Tangible fixed assets	735	1,459
	25,367	16,275
9. *Amortisation of intangible fixed assets*		
Research and development costs software	24,632	14,816
10. *Depreciation of tangible fixed assets*		
Other fixed operating assets	735	1,459
11. Other operating expenses		
Accomodation expenses	3,750	3,750
Office expenses	8,931	6,954
Selling and distribution expenses	23,938	18,553
General expenses	10,426	7,818
	47,045	37,075

	2013	2012
	€	€
Office expenses		
Automation costs	6,985	4,208
Telephone	952	837
Other office expenses	994	1,909
	8,931	6,954
Selling and distribution expenses		
Publicity and advertisement	-	400
Representation costs	560	1,223
Congress costs	273	8,288
Travelling expenses	21,520	5,677
Other cost of sales	1,585	2,965
	23,938	18,553
General expenses		
Audit costs	2,000	1,206
Consultancy fees	2,600	2,433
Other general expenses	5,826	4,179
	10,426	7,818

Signing of the financial statements

Leiden, August 27, 2014

W.F.J.P.H. Ondracek

OTHER INFORMATION

OTHER INFORMATION

1 Notification regarding the absence of an audit report

OmniComm Promasys B.V. is exempt from the audit requirement because the company is within the limits set in Article 2:396 paragraph 1 of the Netherlands Civil Code. Therefore the annual account does not include an audit report.

2 Statutory appropriation of profit

Based on the articles of association the result is at disposal of the General Meeting.